EXHIBIT 99.1

Strategic Alliance Agreement

This agreement is made and entered into this 10th day of August, 2017 by and between Bravatek Solutions, Inc., a corporation organized under the laws of the State of Colorado, ("Bravatek"), with an address at 2028 E. Ben White Blvd., Unit #240-2835, Austin, Texas 78741 and CrucialTrak Inc. (“CrucialTrak"), a corporation organized under the laws of the Texas, with an address at 820 Gessner Road, Suite 1510 Houston, TX 77024.

Whereas, Bravatek is a corporation, which has technical expertise in security-related software, tools and systems/services (including telecom services) to support, deploy and test its current and potential customers’ most critical initiatives.

Whereas, CrucialTrak a corporation engaged in the business of providing identification technology, via on premises or cloud based, that delivers improved security with effective use of servers and workstations for the purpose of identifying those entering a building, office or some other secured space.

Whereas, the parties desire to enter into a business relationship which will designate Bravatek as the project based business partnership channel for government departments / agencies / units for the purpose of promoting CrucialTrak’s relevant SW and HW products and service solutions (the “Products”) delivered through CrucialTrak’s designated distribution affiliate(s) or channel(s). Now therefore, the parties mutually agree to enter into a strategic alliance under the following terms and conditions:

1) Duties of Bravatek

Bravatek agrees to serve as the government project sales lead finder for CrucialTrak. In this capacity, Bravatek will use its best efforts to provide the following services to CrucialTrak:

a. Promote, market and introduce the Products to prospective clients in the government space nationwide.

b. Provide a quarterly Pipeline or project information leads report to CrucialTrak on a monthly basis which contains a 3-month rolling forecast of potential sales.

c. Follow-up on on-going project leads that CrucialTrak is actively engaged with or believes is appropriate.

d. Provide CrucialTrak with any promotional materials, technical papers, white papers, proposals, etc. prior to publication or delivery to prospective clients.

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2) Duties of CrucialTrak

CrucialTrak agrees to use its best efforts to promote and support project lead finding and after-sales support of Bravatek by:

a. Listing Bravatek in all appropriate sales and marketing materials as a non-exclusive alliance partner (with focus of government customers)

b. Provide timely responses to both technical and administrative questions posed by Bravatek.

c. Promote Bravatek’s product and service offerings whenever possible.

d. Aid Bravatek in the writing of any technical/marketing/sales documents when requested and participate in mutually-agreed upon sales calls.

e. Provide Bravatek with co-branded marketing material that can be emailed or handed to prospective clients.

3) Obligations of the Parties

Bravatek and CrucialTrak agree to jointly:

a. Develop and implement a joint Product Solution and Application Strategy whereby targeted markets/potential client-types/applications are mutually agreed upon;

b. Support each other in all agreed-upon technical, marketing and promotional efforts;

c. Develop a joint strategy for developing new product/services/capabilities to mutually benefit both parties;

d. Utilize each other as Preferred Vendors for services whenever possible upon mutual agreement.

4) Compensation

When custom Products are designed, developed and to be delivered to Bravatek’s joint project clients, the parties shall agree to a proposed sales price for use during the project in writing prior to the commencement of each project.

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For any Product or Solution sold to any government clients introduced by Bravatek registered with CrucialTrak via email to Managing Director, Dan Gold danielgold@crucialtrak.com, and delivered through a joint product development partner or CrucialTrak’s designated distribution affiliate(s) or sales channel(s), Bravatek will receive a lead-finder fee, to be mutually discussed and finally decided by CrucialTrak at the range of minimum of 5% to maximum of 12% of project revenue, with the exact fee depending upon the overall project sales margin and cost of development and delivery of each project, payable NET 30 days after each client payment on delivered products received at CrucialTrak’s bank account.

5) Confidentiality

"Confidential information" shall mean any and all technical and non-technical information, documents and materials related to client projects of party and products, services and business of each of the parties. CrucialTrak and Bravatek agree to maintain in strict confidence and not to disclose or disseminate, or to use for any purposes other than performance of the projects, the Confidential Information disclosed.

The obligation of non-disclosure shall not apply to the following:

a. Information at or after such time that is publicly available through no fault of either party

b. Information at or after such time that is disclosed to either party by a third party entitled to disclose such information

c. Information which is required by law to be disclosed to federal, state or local authorities.

7) Term of Confidentiality

For a period of five (5) years after termination of this Agreement, the parties shall treat as confidential all information and take every reasonable precaution and use all reasonable efforts to prevent the unauthorized disclosure of the same. The parties agree to take all steps reasonably necessary and appropriate to ensure that their employees, agents, and/or assistants treat all information as confidential and to ensure that such employees, agents, and/or assistants are familiar with and abide by the terms of this Agreement.

8) Term

The term of this Agreement is twelve (12) months from the date hereof, and will be automatically renewed for one (1) additional twelve month period unless either party shall notify the other in writing of its intention not to renew. Such notice must be given ninety (90) days prior to expiration of the original term. This Agreement may also be terminated by either party upon ninety (90) days written notice.

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9) Notices

Any notices required under this Agreement shall be delivered to:

Bravatek Technologies, Inc.

2028 E. Ben White Blvd.,

Unit #240-2835,

Austin, Texas 78741

CrucialTrak

820 Gessner Road,

Suite 1510

Houston, TX 77024

10) Governing Law

This Agreement is entered into in the State of Texas and shall be interpreted according to the laws of the State of Texas.

11) Indemnification

CrucialTrak shall indemnify Bravatek, its directors, officers and employees, for any and all damages, costs, expenses, and other liabilities, including reasonable attorney's fees and court costs incurred in connection with any third-party claim, action or proceeding arising from the negligence or intentional misconduct of CrucialTrak or breach of CrucialTrak of any of its obligations under this Agreement.

Bravatek shall indemnify CrucialTrak, its directors, officers and employees, for any and all damages, costs, expenses, and other liabilities, including reasonable attorney's fees and court costs, incurred in connection with any third-party claim, action or proceeding arising from the negligence or intentional misconduct of Bravatek or breach of Bravatek of any of its obligations under this Agreement.

12) Modifications

No changes or modifications of this Agreement or any of its terms shall be deemed effective unless in writing and executed by the parties hereto.

13) Assignment

This Agreement shall not be assignable by either party without the prior written consent of the other party.

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14) Entire Agreement

This Agreement represents the complete and entire understanding between the parties regarding the subject matter hereof and supersedes all prior negotiations, representations, or agreements, either written or oral, regarding this subject matter.

This Agreement shall not be considered accepted, approved or otherwise effective until signed by the appropriate parties.

Bravatek Technologies, Inc.		CrucialTrak

By:	/s/ Tom Cellucci	By:	/s/ Don Lee

Name	Tom Cellucci	Name	Don Lee

Title	CEO	Title	CEO

Date	August 10, 2017	Date	August 10, 2017

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